Exhibit 10.1

AMENDMENT NO. 2 TO EXECUTIVE COMPENSATION AGREEMENT

This Amendment No. 2 to Executive Compensation Agreement (“Amendment No. 2”), dated as of March 10, 2017, and effective as of January 1, 2017, is made by and between PharmaCyte Biotech, Inc., a Nevada corporation (“Company”), and Kenneth L. Waggoner (“Executive”). The Company and the Executive are each referred to in this Amendment No. 2 as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined in this Amendment No. 2 shall have the meanings given to them in the Executive Compensation Agreement defined below.

RECITALS

WHEREAS, The Parties entered into an Executive Compensation Agreement (“Executive Compensation Agreement”) as of March 10, 2015, effective as of January 1, 2015, as amended by Amendment No. 1, effective as of December 30, 2015, under which the Parties agreed upon the terms and conditions of the Executive’s employment;

WHEREAS, the Executive Compensation Agreement currently provides that the Company will: (i) pay the Executive an annual base salary of $180,000; (ii) on an annual basis grant the Executive 2,400,000 shares of restricted Common Stock, vesting at the rate of 200,000 shares per month; and (iii) on an annual basis grant the Executive an option to purchase 6,000,000 shares of the Company’s restricted Common Stock per year (“Option”) at the fair market value on the date of grant and vesting at the rate of 500,000 shares per month, all subject to the Executive providing Services under the Executive Compensation Agreement. The Option is subject to the terms of a Third Stock Option Agreement;

WHEREAS, the Parties’ desire to extend the Term, amend the terms of the Executive’s compensation and amend the notice provisions of the Executive Compensation Agreement as set forth in Amendment No. 2.

AGREEMENT

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

1. The first sentence of Section 1 of the Executive Compensation Agreement is hereby amended and restated in its entirety as follows:

“Effective January 1, 2017, the term of this Agreement shall extend until December 31, 2018, with annual extensions thereafter unless the Company or the Executive provides written notice of termination to the other Party at least 90 days prior to the end of the original two-year term or any subsequent annual extension (the original term, as may be from time to time extended, being referred to as the “Term”).”

2. Section 3 (A), (B) and (C) of the Executive Compensation Agreement is hereby amended and restated to read in its entirety as follows:

(A) Base Salary. The Company will pay the Executive a base salary at an annual rate of $375,000, payable in accordance with the Company’s usual payroll practices. The Compensation Committee of the Board may increase the base salary annually in its discretion. The annual rate of the Executive’s base salary as in effect from time to time is referred to herein as “Base Salary.”

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(B) Equity Compensation. Subject to and in consideration of the Executive entering into this Agreement, in March of 2014, the Company granted to the Executive 10,000,000 shares of restricted Common Stock. On the Commencement Date the Company also granted 2,400,000 shares of restricted Common Stock. On each anniversary of the Commencement Date (so long as this Agreement has not been terminated), the Company shall issue to the Executive 3,600,000 shares of restricted Common Stock, which shares shall vest at the rate of 300,000 shares per month, subject to the Executive’s continuing service under this Agreement.

(C) Option Awards. Subject to and in consideration of the Executive entering into this Agreement, on March 24, 2014, the Company granted an option to purchase 10,000,000 shares of restricted Common Stock (“Option Award”), with a term of five years and an exercise price equal to the fair market value on the date of grant. The Option Award is governed by the terms of the Stock Option Agreement between the Parties dated as of March 10, 2015. On the Commencement Date the Company granted to the Executive and option to purchase 2,400,000 shares of restricted Common Stock ("Second Option Award"), with a term of five years and an exercise price equal to the fair market value on the date of grant, vesting at the rate of 200,000 shares per month, subject to the Executive providing Services under this Agreement. The Second Option Award is governed by the terms of the Second Stock Option Agreement between the Parties dated as of March 10, 2015. On December 30, 2015, the Company granted to the Executive an option to purchase 6,000,000 shares of restricted Common Stock ("Third Option Award"), with a term of five years and an exercise price of $0.063, representing the fair market value on the date of grant and vesting at the rate of 500,000 shares per month, commencing January 1, 2016, subject to the Executive providing Services under this Agreement. The Third Option Award is governed by the terms of the Third Stock Option Agreement between the Parties dated as of December 30, 2015. On each anniversary of the Commencement Date (so long as this Agreement has not been terminated), the Company shall grant to the Executive an option to purchase 4,500,000 shares of restricted Common Stock ("New Option Awards"), with a term of five years and an exercise price of $0.1040, representing the fair market value on the date of grant and vesting at the rate of 375,000 shares per month, commencing January 1, 2017, subject to the Executive providing Services under this Agreement. The New Option Awards shall be governed by the terms of the Fourth Stock Option Agreement between the Parties in substantially the form attached hereto as Exhibit A.

3. The addresses for notices set forth in Section 12 of the Executive Compensation Agreement are hereby replaced with the following addresses:

To the Executive:

25422 Trabuco Road, Suite 105

Lake Forest, California 92630

Email: kwaggoner@PharmaCyte.com

Fax No.: (917) 595-2851

To the Company:

23046 Avenida de la Carlota, Suite 600

Laguna Hills, California 92653

Email: ctrujillo@PharmaCyte.com

Fax No.: (917) 595-2851

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4. Except as specifically provided in and modified by this Amendment No. 2, the Executive Compensation Agreement is in all respects hereby ratified and confirmed. All references to the “Agreement” or the “Executive Compensation Agreement” shall be deemed to refer to the Executive Compensation Agreement as such document has been modified by this Amendment No. 2, including, without limitation, references to the “Agreement” in Section 13 of the Executive Compensation Agreement.

5. The provisions of Section 11 and Section 19 of the Executive Compensation Agreement shall apply to this Amendment No. 2 as if set forth in full in this Amendment No. 2, mutatis mutandis, and are hereby incorporated by reference in this Amendment No. 2.

6. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Signatures delivered by facsimile or electronic mail, including by PDF, shall be effective as original signatures for all purposes.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 on the day and year first written above.

PHARMACYTE BIOTECH, INC.

By:	/s/ Carlos A. Trujillo
Name: Carlos A. Trujillo
Title: Chief Financial Officer

EXECUTIVE

By:	/s/ Kenneth L. Waggoner
Name: Kenneth L. Waggoner
Title: Chief Executive Officer
President and General Counsel

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Exhibit A

FOURTH STOCK OPTION AGREEMENT

This Fourth Stock Option Agreement (“Agreement”) is made as of the 10th day of March, 2017 by and between PharmaCyte Biotech, Inc. (“Company”) and Kenneth L. Waggoner (“Participant”).

1.                  Award. On March 9, 2017 (“Grant Date”), the Company granted to the Participant an option (“Option”) to purchase 4,500,000 shares of the Company’s common stock (“Common Stock”), par value $0.0001 per share (“Share” or “Shares”), subject to the terms and conditions of this Agreement. The purchase price per Share (“Exercise Price”) is $0.1040, which represents the fair market value of each Share on the Grant Date. This grant is in satisfaction of the Company’s obligation to the Participant with respect to the Fourth Option Award provided for in the Executive Compensation Agreement by and between the Company and the Participant entered into as of March 10, 2015, effective as of January 1, 2015, as amended by Amendment No. 1 to Executive Compensation Agreement dated December 30, 2015 and by Amendment No. 2 to Executive Compensation Agreement dated March 10, 2017 (“Executive Compensation Agreement”).

2.                  Incentive Stock Option Status. The Option is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986.

3.                  Option Term. Unless terminated sooner in accordance with this Agreement, the Option shall expire if and to the extent it is not exercised within five years from the Grant Date.

4.                  Vesting of Option. Subject to the provisions hereof, the Option shall vest at the rate of 375,000 Shares per month, subject to Participant’s continuing service under the Executive Compensation Agreement.

5.                  Forfeiture Events. If a “Forfeiture Event” occurs, then, to the extent not previously exercised, this Agreement shall thereupon terminate and be of no further force or effect. For the purposes of this Agreement, the term “Forfeiture Event” means any of the following events: (i) termination of the Executive Compensation Agreement for Cause; or (ii) the failure by Participant to provide or be available to provide post-termination consulting services as and to the extent such availability and/or services are reasonably required by the Executive Compensation Agreement.

6.                  Exercise Procedures. The Participant may exercise the Option by transmitting to the Secretary of the Company (or another person designated by the Company for this purpose) a written notice specifying the number of whole Shares to be purchased pursuant to such exercise, together with payment in full of the aggregate Exercise Price payable for such Shares and the amount of applicable withholding taxes and execution and/or delivery of such representations, releases and other documents as the Board of Directors of the Company (“Board”) may prescribe. The Exercise Price and the minimum required tax withholding amount shall be payable in cash or by check; provided, however, at the Participant’s request and subject to the provisions of applicable law, the Participant may satisfy such payments (in whole or in part): (i) by the Participant’s surrender of previously-owned Shares or by the Company’s withholding Shares that otherwise would be issued if the Exercise Price had been paid in cash, according to the formula below:

	X =	(A-B)(Y) A

Where	X =	the number of Shares to be issued to the Participant.
	Y =	the number of Shares issuable upon exercise of this Option, assuming a cash exercise
	A =	Fair Market Value
	B =	the Exercise Price

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in each case having a “Fair Market Value” (as defined below) on the date the Option is exercised equal to the amount of the Exercise Price and/or tax withholding obligation that is being satisfied with such Shares; (ii) by payment to the Company pursuant to a broker-assisted cashless exercise program arrangement that may be made available by the Company; or (iii) by any combination of the foregoing. For this purpose, “Fair Market Value” means, as of any relevant date, the value of the Company’s Shares determined as follows: (a) if the Shares are admitted to trading on a “national securities exchange” (as defined under the Securities Exchange Act of 1934, as amended) on such date, the closing price per Share on such date on the principal national securities exchange on which the Shares are traded or, if no Shares are traded on that date, the closing price per Share on the next preceding date on which Shares are traded; (b) if the Shares are not admitted to trading on a national securities exchange on such date but are traded on the electronic quotation system operated by OTC Markets Group, Inc. (“OTCQB”), the last closing price for a Share as reported by the OTCQB (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or if there is no closing price on such date, then the closing bid price on such date; or (c) if the Shares are not listed on a national securities exchange or traded on the OTCQB or other service, the fair market value per Share as determined by the Board, acting in its discretion in accordance with the requirements of applicable tax law.

7.                  Adjustments for Capital Changes. The Exercise Price and the number of Shares purchasable upon the exercise of this Option shall be subject to adjustment from time to time as set forth in this Section 7. The Company shall give Participant notice of any event described below which requires an adjustment pursuant to this Section 7 in accordance with the notice provisions set forth in Section 7(e).

(a)                Stock Splits, etc. The number of Shares purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following: In case the Company shall: (i) pay a dividend in Shares or make a distribution in Shares to holders of its outstanding Shares; (ii) subdivide its outstanding Shares into a greater number of Shares; (iii) combine its outstanding Shares into a smaller number of Shares; or (iv) issue any Shares in a reclassification of the Shares, then the number of Shares purchasable upon exercise of this Option immediately prior thereto shall be adjusted so that the Participant shall be entitled to receive the kind and number of Shares or other securities which it would have owned or have been entitled to receive had such Option been exercised in advance thereof. Upon each such adjustment of the kind and number of Shares or other securities of the Company which are purchasable hereunder, the Participant shall thereafter be entitled to purchase the number of Shares or other securities resulting from such adjustment at an Exercise Price per Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Shares or other securities of the Company that are purchasable pursuant hereto immediately thereafter. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)               Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Shares of the Company), or sell, transfer or otherwise dispose of any of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of the Company, then the Participant shall have the right thereafter to receive, upon exercise of this Option, the number of shares of common stock of the successor or acquiring corporation or of the Company’s Shares, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by the Participant of the number of Shares of for which this Option is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Option to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of the Company) in order to provide for adjustments of Shares for which this Option is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 7 of this Option. For purposes of this Section 7(b), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 7 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

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(c)                Adjustment for Other Dividends and Distributions. If the Company shall, at any time or from time to time, make or issue or set a record date for the determination of holders entitled to receive a dividend or other distribution payable in: (i) cash; (ii) any evidences of indebtedness, or any other securities of the Company or any property of any nature whatsoever, other than, in each case, Shares; or (iii) any warrants or other rights to subscribe for or purchase any evidences of indebtedness, or any other securities of the Company or any property of any nature whatsoever, other than, in each case, Shares, then, and in each event, (A) the number of Shares for which this Option shall be exercisable shall be adjusted to equal the product of the number of Shares for which this Option is exercisable immediately prior to such adjustment multiplied by a traction (1) the numerator of which shall be the Fair Market Value of the Shares at the date of taking such record and (2) the denominator of which shall be such Fair Market Value of the Shares minus the amount allocable to one Share of any such cash so distributable and of the fair value (as determined in good faith by the Board) of any and all such evidences of indebtedness, Shares, other securities or property or warrants or other subscription or purchase rights so distributable, and (B) the Exercise Price then in effect shall be adjusted to equal (1) the Exercise Price then in effect multiplied by the number of Shares for which this Option is exercisable immediately prior to the adjustment divided by (2) the number of Shares for which this Option is exercisable immediately after such adjustment. A rectification of the Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into Shares and shares of any other class of stock shall be deemed a distribution by the Company to the holders of such Shares of such other class of shares within the meaning of this Section 7(c) and, if the outstanding Shares shall be changed into a larger or smaller number of Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Shares within the meaning of Section 7(a).

(d)               Form of Option after Adjustments. The form of this Option need not be changed because of any adjustments in the Exercise Price or the number and kind of securities purchasable upon the exercise of this Option.

(e)                Notice of Adjustments. Whenever the number of Shares or number or kind of securities or other property purchasable upon the exercise of this Option or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Participant, which notice shall state the number of Shares (and other securities or property) purchasable upon the exercise of this Option and the Exercise Price of such Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

8.                  Transfer Restrictions. Except as may otherwise be expressly permitted by the Board, the Option is not assignable or transferable other than to a beneficiary designated to receive the Option upon the Participant’s death or by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Participant only by the Participant (or, in the event of the Participant’s incapacity, the Participant’s legal representative or guardian). Any attempt by the Participant or any other person claiming against, through or under the Participant to cause the Option or any part of it to be transferred or assigned in any manner and for any purpose not permitted under this Agreement shall be null and void and without effect ab initio.

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9.                  Rights as a Stockholder. No Shares shall be sold, issued or delivered pursuant to the exercise of the Option until full payment for such Shares has been made or provided for (including, for this purpose, satisfaction of all applicable withholding taxes). The Participant shall have no rights as a stockholder with respect to any Shares covered by the Option unless and until the Option is exercised and the Shares purchased pursuant to such exercise are issued in the name of the Participant. Except as otherwise specified, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such Shares are issued.

10.              Tax Withholding. The Company’s obligation to issue Shares pursuant to the exercise of the Option shall be subject to and conditioned upon the satisfaction by the Participant of applicable tax withholding obligations in accordance with Section 6 of this Agreement. If and to the extent the applicable withholding obligations is payable in cash, the Participant hereby authorizes the Company to satisfy all or part of such tax withholding obligations by deductions from cash compensation or other payments that would otherwise be owed to the Participant.

11.              No Other Rights Conferred. Nothing contained herein shall be deemed to give the Participant a right to be retained in the employ or other service of the Company or any affiliate or to affect the right of the Company and its affiliates to terminate, or modify the terms and conditions of, the Participant’s employment or other service.

12.              Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.              Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.

14.              Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without regard to its principles of conflict of laws.

15.              Counterparts; Electronic Execution. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement. Signatures delivered by facsimile or electronic mail, including by PDF, shall be effective as original signatures for all purposes.

The undersigned have executed this Agreement as of the first date set forth above.

PharmaCyte Biotech, Inc.

By:
Name: Carlos A. Trujillo
Title: Chief Financial Officer

Participant

By:
Name: Kenneth L. Waggoner

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